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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 26, 1998, with respect to the consolidated financial statements of DataWorks Corporation for the year ended December 31, 1997, included in the Registration Statement (Form S-4) and related Joint Proxy Statement/Prospectus of Platinum Software Corporation for the registration of up to 16,950,379 shares of its common stock.


                                             /s/ Ernst & Young LLP


San Diego, California
November 19, 1998